Exhibit 99.1

SUNCOKE ENERGY, INC. U.S. COKE PRODUCTION ESTIMATED

AT NEARLY 1.1 MILLION TONS IN SECOND QUARTER 2012

•

Total U.S. coke production in the second quarter 2012 is estimated to be 1,089 thousand tons, up an estimated 167 thousand tons compared to second quarter 2011 and an estimated 21 thousand tons compared to first quarter 2012

•	Our new Middletown, Ohio facility, which began operations in late October 2011, produced an estimated 148 thousand tons of coke in the second quarter 2012

Lisle, IL (July 6, 2012) – SunCoke Energy, Inc. (NYSE: SXC) today reported that second quarter 2012 U.S. coke production is expected to be approximately 1,089 thousand tons. This reflects an estimated increase of 167 thousand tons versus the same period in 2011 and an estimated 21 thousand tons versus first quarter 2012. The estimated year-over-year increase in U.S. coke production in the second quarter was driven by our new Middletown facility and continued strong operations at our Haverhill and Granite City facilities. The estimated increase versus first quarter 2012 is due to higher production at our Indiana Harbor and Middletown facilities.

Our U.S. cokemaking capacity utilization was approximately 103 percent in second quarter 2012 versus 100 percent in second quarter 2011 and 101 percent in first quarter 2012.

U.S. Coke Production

	Quarter ended June 30,		Quarter ended March 31,		Six months ended June 30,
In thousands of tons	2012*	2011	2012	2011	2012*	2011
Jewell Coke	176	177	174	174	350	351
Other Domestic Coke	913	745	894	687	1,807	1,432

Total	1,089	922	1,068	861	2,157	1,783

*	Estimated

UPCOMING EVENTS

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The Company tentatively plans to report second quarter 2012 financial results before market open on Thursday, July 26, 2012, and will host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on that date. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Participants can listen in by dialing 1-800-471-6718 (domestic) or 1-630-691-2735 (international) and referencing confirmation 32807717. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 3280 7717#.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with about 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 114 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke Energy, Inc.

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FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; changes in the marketplace that may affect supply and demand for the Company’s metallurgical coal and/or coke products; including increased exports of coke from China related to reduced export duties and export quotas and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; relationships with, and other conditions affecting, customers; the deferral of contracted shipments of coal or coke by customers; severe financial hardship or bankruptcy of one of more of our major customers, or the occurrence of other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which the Company’s customers operate; the ability to secure new coal supply agreements or to renew existing coal supply agreements; the ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; the ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; effects of geologic conditions, weather, natural disasters and other inherent risks beyond the Company’s control; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in the Company’s coal mining and/or cokemaking operations, and in the operations of major customers, business partners and/or suppliers; changes in the expected operating levels of the Company’s assets; ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in coke sales agreements; disruptions in the quantities of coal produced by contract mine operators; ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in coal mining operations; availability of skilled employees and other workplace factors; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); changes in product specifications; ability to identify acquisitions, execute them under favorable terms and integrate them into our existing businesses and have them perform at anticipated levels; ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; the amount of, and ability to service, outstanding indebtedness and to comply with the restrictions imposed by financing arrangements; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by suppliers; changes in insurance markets

SunCoke Energy, Inc.

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impacting costs and the level and types of coverage available, and the financial ability of insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; risks related to labor relations and workplace safety; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations; the accuracy of estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by the Company; the availability of future permits authorizing the disposition of certain mining waste; claims of noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings; effects resulting from our separation from Sunoco, Inc.; and the Company’s incremental costs as a stand-alone public company. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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